Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert Barker, Evan L. Hart and Kevin G. McHugh his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 relating to the offering of up to $300,000,000 of debt securities, preferred stock, common stock, warrants, depositary shares and/or units of Mueller Water Products, Inc. and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed this 29th day of May 2009 by each of the undersigned as directors of the Mueller Water Products, Inc. as the issuer of the Notes, and as directors of Mueller Water Products, Inc., as the sole member of the sole member, sole shareholder or general partner of a guarantor or an entity that controls a guarantor.

/s/ Donald N. Boyce
Donald N. Boyce, Director

/s/ Howard L. Clark, Jr.

Howard L. Clark, Jr., Director

/s/ Gregory E. Hyland

Gregory E. Hyland, Director

/s/ Jerry W. Kolb

Jerry W. Kolb, Director

/s/ Joseph B. Leonard

Joseph B. Leonard, Director

/s/ Mark J. O’Brien

Mark J. O’Brien, Director

/s/ Bernard G. Rethore

Bernard G. Rethore, Director

/s/ Neil A. Springer

Neil A. Springer, Director

/s/ Lydia W. Thoomas

Lydia W. Thomas, Director

/s/ Michael T. Tokarz

Michael T. Tokarz, Director